UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 13, 2008
SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
(703) 273-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 13, 2008, Sunrise Senior Living, Inc. (“Sunrise” or the “Company”) entered into a further amendment of its bank credit facility (the “Bank Credit Facility”) with Bank of America, N.A. (as administrative agent, a lender, swing line lender and L/C issuer and as successor by merger to LaSalle Bank National Association), Wachovia Bank, National Association, HSBC Bank USA, N.A., Manufacturers and Traders Trust Company (as a lender and as successor by merger to First Horizon Bank), PNC Bank, National Association (as a lender and as successor by merger to Farmers & Mechanics Bank) and Chevy Chase Bank, F.S.B. The amendment, among other things:
•	modified to April 15, 2008 the delivery date for the 2006 audited annual financial statements;

•	modified to April 30, 2008 the delivery date for preliminary 2007 unaudited annual financial statements;

•	modified to July 31, 2008 the delivery date for the 2007 audited annual financial statements;

•	modified to August 20, 2008 the delivery date for the unaudited financial statements for the quarter ending March 31, 2008; and

•	modified to September 10, 2008 the delivery date for the unaudited financial statements for the quarter ending June 30, 2008.
     In connection with the amendment to the Bank Credit Facility, the Company, Sunrise Senior Living Management, Inc., Sunrise Senior Living Investments, Inc., Sunrise Development, Inc. and Sunrise Senior Living Services, Inc., each of which are wholly-owned subsidiaries of the Company (collectively, the “Loan Parties”), executed and delivered a security agreement to the administrative agent for the benefit of the lenders under the Bank Credit Facility. Pursuant to the security agreement, among other things, the Loan Parties granted to the administrative agent, for the benefit of the lenders, a security interest in all accounts and contract rights, general intangibles and notes, notes receivable and similar instruments owned or acquired by the Loan Parties, as well as proceeds (cash and non-cash) and products thereof, as security for the payment of obligations under the Bank Credit Facility arrangements.
     In the event that the Company is unable to furnish the lenders with all of the financial information required to be furnished under the amended Bank Credit Facility by the specified dates, the lenders under the Bank Credit Facility could, among other things, agree to a further extension of the delivery dates for the financial information, exercise their rights to accelerate the payment of all amounts then outstanding under the Bank Credit Facility and require Sunrise to replace or provide cash collateral for the outstanding letters of credit, or pursue further modifications with respect to the Bank Credit Facility.
     Pursuant to an amendment to the Bank Credit Facility entered into on January 31, 2008, effective February 20, 2008, the aggregate amount outstanding under the Bank Credit Facility cannot exceed $160 million until such time as the administrative agent acknowledges the receipt of the 2006 and 2007 annual financial statements, at which time the maximum amount permitted to be outstanding under the Bank Credit Facility shall again be $250 million. As of February 29, 2008, the Company had approximately $23.6 million of borrowing availability under the Bank Credit Facility.
     The Company paid the lenders an aggregate fee of $500,000 for entering into the amendment.

     From time to time, the Company has had customary commercial banking relationships with certain of the lenders, including other commercial lending and banking arrangements. In addition, the Company has engaged and may in the future engage, from time to time, one or more of the lenders or their affiliates to provide investment banking and other advisory and financial services to the Company.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On March 17, 2008, the Company informed the New York Stock Exchange (“NYSE”) that it did not meet the March 17, 2008 NYSE trading extension deadline for filing its 2006 Form 10-K. On March 18, 2008, the Company announced that it continues to work diligently to complete its 2006 Form 10-K and is awaiting the NYSE’s determination with respect to the Company’s listing status. In the event that the Company’s common stock is suspended from trading on the NYSE, the Company’s common stock is expected to be quoted on the Pink Sheets, an electronic quotation service for securities traded over-the-counter, with no interruption of trading in its shares. A copy of the March 18, 2008 press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 16, 2008, the Company entered into an amendment to its existing amended and restated employment agreement with Paul Klaassen, the Company’s chief executive officer and a director, originally entered into in November 2003. The original employment agreement provided that Mr. Klaassen was to serve as the chairman and chief executive officer of the Company. As part of its implementation of the Board’s remedial framework (as further described under Item 8.01 of this Form 8-K), the Board separated the positions of chief executive officer and board chair. As a result, Mr. Klaassen’s employment agreement has been amended to provide that the Company agrees to employ Mr. Klaassen under his employment agreement as chief executive officer of the Company.
     In addition, on March 16, 2008, as further described under Item 8.01 of this Form 8-K, Mr. Klaassen has surrendered for cancellation to the Company the following equity awards made to Mr. Klaassen for the years 2003 through 2005:
•	A total of 15,672 restricted stock units (post-split), constituting all of the restricted stock units granted to Mr. Klaassen on September 10, 2003;

•	A total of 17,815 restricted stock units, constituting all of the restricted stock units granted to Mr. Klaassen on March 8, 2006; and

•	27,777 shares of restricted stock, constituting the remaining unvested portion of the restricted stock granted to Mr. Klaassen on March 14, 2005.
     Mr. Klaassen also surrendered 8,877 additional shares of common stock of the Company held by Mr. Klaassen, which represented the portion of the restricted stock granted to him on March 14, 2005 that vested on March 14, 2006, net of applicable tax. Mr. Klaassen also has disclaimed any opportunity to receive bonuses for 2006 and 2007.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On March 16, 2008, the Board of Directors approved the following amendments to the Amended and Restated Bylaws of the Company (the “Bylaws”), effective March 16, 2008:
•	Revised Section 3.1 to break the section into separate subsections —Board powers (Section 3.1.1), the position of Chair of the Board (Section 3.1.2) and the position of Vice Chair of the Board (Section 3.1.2);

•	Revised the description of the position of Chair of the Board (Section 3.1.2) to provide for the annual election of a Chair who shall not be deemed an officer of the Company as a result of such title, who shall preside at meetings of directors and stockholders and have such other duties as prescribed from time to time by the board of directors, who shall hold such position until his or her successor is appointed and qualifies or until earlier death, resignation or removal, and who may be removed at any time, with or without cause, by the affirmative vote of a majority of the directors then in office, whether or not a quorum;

•	Revised the description of the position of Vice Chair of the Board (Section 3.1.3) to provide that each Vice Chair (if any) shall hold such position until his or her successor is appointed and qualifies or until earlier death, resignation or removal, and may be removed at any time, with or without cause, by the affirmative vote of a majority of the directors then in office, whether or not a quorum;

•	Revised Section 3.4.2, which addresses special meetings of the board of directors, to permit delivery of notice of special meetings of the board by electronic mail or other electronic transmission;

•	Revised Section 3.7, which addresses compensation of directors, to delete the second sentence of that section (which provided that receipt of compensation as a director did not preclude a director from serving the Company in any other capacity and receiving compensation therefore);

•	Revised Section 4.1 to remove “Chairman of the Board” as an officer position and to change “President” from a required officer position to a discretionary officer position;

•	Revised Section 4.2 to change the officer description from “Chairman of the Board and Chief Executive Officer” to “Chief Executive Officer,” to remove the description of chairman duties, to provide that, in the absence of a President, the Chief Executive Officer shall also perform the duties of President, and to permit the board, by resolution, to modify the duties of the Chief Executive Officer;

•	Revised Sections 4.3 through 4.6 to permit the board of directors, by resolution, to modify the duties of the President, Chief Financial Officer, Chief Operating Officer and General Counsel;

•	Revised Sections 4.9 and 5.2 to remove references to “Chairman of the Board”;

•	Changed all references to “Chairman” in the Bylaws to “Chair”; and

•	Made several additional, non-substantive conforming changes.

     All of the foregoing changes are reflected in the marked copy of the Amended and Restated Bylaws, as amended, filed as Exhibit 3.1 to this Form 8-K, which is incorporated herein by reference.
Item 8.01. Other Events.
     On March 18, 2008, the Company issued a press release (the “March 18, 2008 Press Release”) announcing that it missed the NYSE March 17, 2008 trading extension deadline for filing its 2006 Form 10-K. The Company also announced the adoption by the Board of Directors of a remedial framework, including structural changes to strengthen corporate governance and improve internal controls and procedures and provided an update on liquidity and other matters. A copy of the March 18, 2008 Press Release is attached as Exhibit 99.1 to this Form 8-K and is incorporated into this Item 8.01 by reference.
     The Board of Directors of the Company is committed to governing Sunrise, which is dedicated to caring for and serving senior citizens, at the highest standards of business practice and performance. When questions were raised about the timing of certain stock option grants to Sunrise directors and officers over a period of time, and stock sales by certain directors in the months prior to the May 2006 announcement of the Company’s accounting review, the Board promptly created a Special Independent Committee to investigate those questions. Subsequently, the Board, on its own initiative, expanded the scope of the Committee’s inquiry to include the facts and circumstances with respect to three categories of errors in the restatement: the historical accounting for the effect of certain buyer preferences, Sunrise guarantees and commitments on the timing of sale accounting and recognition of income upon sale of real estate; the accounting for allocation of profits and losses in those ventures in which Sunrise’s partners received a preference on cash flow; and the historical accounting treatment for certain judgmental accruals and reserves (together, the “Special Committee Inquiry”).
     From the outset of the Special Committee Inquiry, the Board has been committed to addressing weaknesses in internal controls and processes that may have caused, or failed to detect, the errors in accounting being restated, and directed the Special Independent Committee to recommend remedial measures, based on its findings, to prevent recurrence of the inappropriate accounting practices and ensure sound, timely and accurate financial reporting and comprehensive disclosure. During the pendency of the Special Committee Inquiry, the Board of Directors undertook a careful and critical self assessment of the ways in which the Company managed itself to determine how existing corporate governance practices could be strengthened. As a result of these combined efforts, the Board has unanimously adopted a remedial framework, which is summarized below. The Board expects that implementation of its remedial framework will:
•	Set clear standards of ethical business conduct that are understood throughout the Company and uniformly enforced;

•	Establish a compliance program that is appropriately staffed and funded;

•	Enhance the technical skills and experience of the finance and accounting functions and strengthen internal controls and processes to prevent and detect future accounting errors; and

•	Achieve best practices in corporate governance and improve Board oversight.
Set forth below is the outline of this remediation framework.

     Board Remedial Framework
     The Board’s adoption of this remedial framework reflects its commitment to establish and maintain high standards of ethical business practice and performance throughout the Company.
     Personal Accountability. The Board recognizes that the Company’s leadership sets the tone and culture, which play a critical role in creating and maintaining an appropriate control environment. Those who manage and lead this Company must exercise their fiduciary duties to the Company and shareholders and must be accountable for accurately reporting financial results. While the evidence developed by the Special Independent Inquiry showed that inappropriate accounting activity was engaged in by others, the CEO and Founder of Sunrise recognizes that such activity damaged the Company’s credibility with all of its stakeholders. He is dedicated to re-establishing the appropriate tone and culture necessary to restore an effective control environment. As a tangible demonstration of his commitment to lead the Company forward, the CEO has repaid the value of all bonus compensation that he was awarded in 2003 through 2005, net of taxes. As a further demonstration of his leadership and integrity at this critical juncture, he has disclaimed any opportunity to receive bonuses for 2006 and 2007.
     The Board has not tolerated, and will not in the future tolerate, conduct that demonstrates an ignorance of relevant GAAP requirements or misapplication of GAAP requirements, or employees who appear to overlook or ignore questionable activity or conduct. Based on the findings of the Special Independent Committee, the Board separated from Sunrise all officers who had any substantial involvement in, or direct or supervisory responsibility for, the accounting function that caused the errors in the restatement, which included the President, Chief Financial Officer for the period prior to August 2005, and Treasurer (who had been the Chief Accounting Officer from 2000 through 2004). Other members of the senior finance team had either resigned or been separated from Sunrise previously. As a result, the entire senior finance organization responsible for the accounting errors now being restated is now no longer with the Company.
     The Board has retained a new senior finance management team, from outside Sunrise, with strong accounting and financial reporting skills and a proven record of integrity and ethical behavior. It recruited a new CFO, Richard J. Nadeau, and had previously appointed a new Chief Accounting Officer, Julie A. Pangelinan.
     This Board expects that each employee will adhere to the highest ethical standards; will have training and experience commensurate with his or her job responsibilities; and will be held accountable for his or her actions and decisions. The Board recognizes that personal accountability must turn on individual conduct and knowledge. Under the direction of the Special Independent Committee, appropriate disciplinary and remedial actions have been taken against current employees who had some involvement in the accounting errors addressed in the restatement.
     Culture of Compliance. The Board, together with the senior management team, recognizes that a strong control environment sets the tone of the organization, influences the control consciousness of its employees, and is the foundation for all other components of internal control over financial reporting. Employees must view compliance with the Company’s Code of Conduct, standards, and control systems as a central priority, even if they believe that compliance will uncover some problem that might be more convenient to remain undisclosed.
     At the direction of the Board, the Special Independent Committee and senior management will meet with key personnel throughout the Company within the next 24 hours to explain the critical need for an effective control environment and the plan to establish that environment through the implementation of the remedial framework.

     The Board has directed management to revise the existing Codes of Conduct into one Code, written in plain English that employees can readily understand, that will inspire employees to uphold high standards and will provide clear guidelines on what to do, what is and what is not acceptable, and when and where to seek guidance; will emphasize the availability of the existing anonymous Hotline that employees can use to identify and report questionable activity and the obligation of each employee to raise concerns and issues; will explicitly assure nonretaliation for reports of questionable conduct; will provide specific examples of scenario based vignettes involving risk areas to Sunrise and practical questions and answers to help employees and other stakeholders understand key concepts; and will specify the consequences for non-adherence. Once the revised Code is reviewed and approved by the Board, the Board expects that management will distribute the revised Code to all employees and directors and provide training on the Code and its application. In addition, the Board will require annual acknowledgements, from each employee and director that he or she has reviewed the Code and will adhere to it. Management will be expected to track annual acknowledgements and follow up on non-compliant or negative responses or lack of responses.
     While the Code of Conduct sets the standards of behavior that the Company expects from its employees, those standards must be appropriately communicated and enforced. The Board has directed management to create a corporate compliance program, to be administered by a newly formed corporate compliance office and has created the position of Chief Compliance Officer, which it will fill with an external hire. The Chief Compliance Officer will report directly to a newly created Board Committee, the Governance and Compliance Committee. Responsibilities of the Chief Compliance Officer and Compliance Office will include:
•	Designing and implementing a company wide compliance program to facilitate adherence to applicable laws, statutes, regulations, the Code of Conduct and internal policies and controls;

•	Training on the Code of Conduct, including clear communication of what behavior is acceptable and unacceptable;

•	Monitoring compliance with the Code of Conduct;

•	Monitoring receipt of annual employee acknowledgements of intent to adhere to the Code of Conduct;

•	Re-emphasizing the availability of the anonymous Hotline through which employees at all levels can anonymously submit information or express concerns regarding accounting, financial reporting, or other irregularities of which they have become aware or have observed;

•	Monitoring operation of the Hotline, which will continue to be answered by an independent vendor, including the processing of complaints and/or reported violations, and determining how to address each call in a timely manner, including review and investigation, as appropriate; and

•	Reporting, on a regular basis, to the Governance and Compliance Committee.
     The Board intends to review, on an annual basis, the activities of the Compliance Office, the strength of the compliance program, and the risks it has addressed.

     Enhanced internal controls and processes. The Board’s comprehensive remedial framework includes other elements aimed at strengthening Sunrise’s control environment, and the Board has directed management to develop a detailed plan and timetable for implementation of this framework. These elements include:
•	Assess the quality and resource levels of the finance staff, and hire, as needed, industry skilled and technically experienced finance employees to supplement the existing employee base;

•	Provide mandatory training to all finance employees on accounting issues addressed in the restatement to enhance awareness and understanding of accounting principles;

•	Provide on-going training to all finance employees on evolving interpretations of accounting standards and best practices under GAAP and on Sunrise’s written accounting policies;

•	Review and, to the extent needed, revise existing accounting policies, and create new written accounting policies in all critical accounting areas, including management judgment and discretion, and post each accounting policy on Sunrise’s intranet where it can be readily accessed by employees;

•	Enhance the controls regarding manual journal entries, including requirements for written documentation for all proposed entries;

•	Establish clear, written lines of authority within the finance and accounting functions of the Company;

•	Require segregation of duties for manual journal entries so that an individual who reviews and approves any proposed journal entry is separate from the person who initiated it;

•	Establish a formal close calendar for each financial reporting period that is sufficient to provide appropriate time to process the close of the accounting records and analyze the reported results;

•	Create a quarterly balance sheet review process, to be supervised by the Controller or Assistant Controller, to ensure that quarterly reconciliations of all balance sheet accounts are performed, documented and reviewed;

•	Create a formal Disclosure Committee, consisting of senior management, that is responsible for reviewing all disclosures and filings for accuracy and compliance with applicable laws and regulations and for providing those draft disclosures to the Audit Committee with sufficient time for thorough review;

•	Enhance the Internal Audit function to test the efficacy of controls around key accounting processes, including the existence of written accounting analyses, approved by the CAO or CFO, prior to any binding commitment of the Company to a deal; manual journal entries and supporting documentation; and account reconciliations; and

•	Cause a review of existing information technology systems to be performed, and invest in the improvements recommended by the review so that the systems are commensurate with the complexity of Sunrise’s business and financial reporting requirements and can improve the reliability of Sunrise’s financial reporting by reducing the need for manual processes, reducing the opportunities for errors and omissions, and decreasing reliance on manual controls to detect and correct inaccuracies.

     Strengthen Corporate Governance. As a result of its self assessment, the Board has concluded that a number of structural changes and improvements to its internal processes are warranted to improve Board oversight and corporate governance.
     On March 16, 2008, the positions of CEO and Board Chair were separated. Paul Klaassen will remain as the Company’s CEO and a member of the Board, and the Board has elected Lynn Krominga, an independent director who joined the Board last fall, to serve as its non-executive Chair. The Board separated these functions to improve management’s accountability to the Board.
     The Board is responsible for reviewing management’s strategic and business plans as well as proposed significant transactions, capital allocations and expenditures, and hiring of senior executive officers. To strengthen its oversight function, and to support the separation of functions of CEO and Board Chair, the Board has directed management to draft an appropriate delegation policy, which the Board intends to review and will adopt.
     The Board recognizes that best corporate practices include renewal at the Board level. In 2007, two new independent directors joined the Board — Lynn Krominga and Stephen Harlan. Going forward, the Board has adopted a renewal program that balances the Company’s requirements for continuity and experience with the need to bring on new perspectives from seasoned professionals, with different experiences and expertise. The Board has determined to continue the current staggered terms of existing Board members through their remaining terms, in order to retain their significant, long-standing institutional knowledge of this Company. It is the Board’s intention to discontinue staggered terms for Board members pursuant to an amendment to the Company’s certificate of incorporation to be submitted for stockholder approval at the 2008 annual meeting under which all directors elected or appointed at or after such meeting will serve one-year terms. Existing directors will continue to serve their remaining terms. By the 2010 annual meeting of stockholders, all directors will be elected to serve one-year terms. The Board also intends to nominate two new, independent directors for election at the next annual meeting, with significant experience as directors of other public companies. The Board recognizes the enormous time demands placed on directors of its Board, and does not believe that it is possible to serve effectively on the Sunrise Board and serve as a director of numerous other boards of directors. Effective immediately, the Board has limited service by existing and new directors on public company boards of directors to a total of four (including the Company) and, as of the 2012 Annual Meeting, will limit service by all directors on public company boards of directors to a total of three (including the Company).
     The Board has concluded that Board oversight will likely be strengthened if membership on all Committees is limited to a consecutive five year period, with a cooling-off period before a Board member can rejoin the Committee. In an effort to transfer the institutional knowledge held by existing Committee members, the Board has determined to implement this change over a period of time. Each Committee Chair who has served more than five years has stepped down, and a new Chair has been elected by the Board. At the next regular Board meeting following the annual shareholder meeting and election of new directors, the Board will revise the membership of each of its Committees so that any Board member who has served more than five years on any Committee will rotate off those Committees, and vacancies will be filled by other Board members.
     The Board has concluded that its members can best exercise their oversight function and contribute to Sunrise’s mission when each is kept apprised of the challenges facing directors of other public companies and of the risks and opportunities facing Sunrise. To enhance the Board’s existing knowledge, each director has joined the National Association of Corporate Directors, a not-for-profit organization dedicated exclusively to serving the corporate governance needs of directors and boards; will complete mandatory, annual accredited director education; and will keep current on developments in the Company’s operations and in the industry by, for example, periodic visits of Company properties.

     The Board recognizes that an orderly, in person governance process is the most effective way for the Board to conduct its business. The Board will hold a significant number of Committee and Board meetings in-person, and will track and report, in the annual Proxy, attendance by director. In order to monitor and act on business risks affecting Sunrise and make informed decisions, the Board and its Committees must receive from management, in sufficient time prior to meetings, all materials relevant to the issues to be discussed at the meeting.
     Exercise of reasonable oversight over a public company’s compliance efforts is a central responsibility of its board of directors. To strengthen that oversight function at Sunrise, the Board has created a new Committee, the Governance and Compliance Committee, to monitor the Company’s compliance with applicable legal requirements, sound ethical standards and “best practices.” The Board has elected William Little, who chaired the Special Independent Committee, to chair the Governance and Compliance Committee. Among other things, this Committee will review and approve the revised Code of Conduct; direct and monitor management creation and implementation of a corporate-wide compliance program; hire the Chief Compliance Officer; review all proposed related party transactions as they occur, and review all existing related party transactions annually, at the same time each year; evaluate the Board’s governance processes through review of the annual director self-assessments; and report regularly to the Board on company-wide compliance efforts.
     Another critical responsibility of the directors of a public company is development of a CEO succession plan, to ensure the stability and vitality of the company. The Board’s Committee of Non-Management Directors is in the process of formulating a CEO succession plan that it will present to the Board for consideration within 30 days.
     The Audit Committee of the Board of Directors of every public company bears significant oversight responsibilities for the company’s financial statements. Timely receipt of information, transparency with management and the external and internal auditors, and additional processes will assist the Audit Committee of the Sunrise Board in exercising this oversight function. The Board elected Stephen Harlan to chair its Audit Committee, and the Audit Committee has been actively engaged in adopting practices to strengthen its oversight function. These actions include:
•	Quarterly meetings with the CEO, CFO, COO, Internal Auditor, and General Counsel, and with the external auditors, in separate executive sessions, to provide a forum in which concerns and issues can be candidly raised;

•	Review of all draft disclosures timely provided by management’s Disclosure Committee; and

•	Monitoring corporate performance against management’s strategic and business plans, including reviewing the operating results on a regular basis to evaluate whether the business is being properly managed, which it will report to the Board.
The Board recognizes that the addition of new Board members who qualify as “financial experts” under Sarbanes Oxley will further improve the oversight capabilities of the Audit Committee, and intends to identify such candidates and propose them for election to the Board.
     Oversight of executive compensation and the hiring of executive officers rest, in the first instance, with the Compensation Committee and the Board. The Compensation Committee will adopt improved procedures with respect to the granting of stock options and equity awards to employees that include:
•	Fixed annual date for consideration of grants to executive officers and other employees;

•	Grants for new hires or grants for promotion or retention will be made only at a regularly scheduled meeting subsequent to the event;

•	Formalizing, in a written document, the stock option and equity award granting procedures;

•	Establishing the process to be followed for nominating employees for stock option and equity awards;

•	Directing management to automate appropriate functions in order to minimize the potential for human error; and

•	Directing management to provide mandatory training and education to ensure that all employees involved in the administration of equity awards understand the Company’s equity award granting processes.
     The Compensation Committee is augmenting its processes to review bonuses for officers. Incentive compensation will continue to be awarded at the sole discretion of the Committee. Enhanced processes for consideration of incentive compensation will include:
•	Management submission of written bonus objectives, by February 1 of the year in which bonuses are to be considered, and prompt consideration of those objectives;

•	Quarterly review of management’s progress in meeting its bonus objectives;

•	Year end review of individual performance against objectives, including demonstrable commitment to a strong control environment; and

•	Development of a long term equity incentive plan aligned with satisfaction of the Company’s long term goals and objectives.
     The Compensation Committee will continue to establish compensation for the executive officers of Sunrise. The Board intends to move away from non-monetary perks for executives in favor of increasing cash compensation. It has eliminated any personal use of corporate aircraft and company cars.
     The Board has directed management to draft a written policy that would enable the Compensation Committee to authorize the Board to recoup any bonus and excess compensation payments to officers in the event of a restatement that reduces earnings for the period in which the payments were made, regardless of whether the officer engaged in inappropriate conduct, if bonus awards were tied in any way to achievement of certain earnings targets. Similarly, the Board intends to include, in any employment agreements negotiated between the Compensation Committee and officers, a provision in which that officer agrees to return any bonus or excess compensation in the event of a restatement, regardless of whether the officer engaged in inappropriate conduct, if bonus awards were tied in any way to achievement of certain earnings targets.
     As these elements of the remedial framework are implemented, the Board will monitor their implementation. The Board is unwavering in its commitment to this remedial framework and is determined to establish a control environment that will enable Sunrise to move forward to take on the business challenges and opportunities ahead.
*     *     *
     Certain matters discussed in this Form 8-K may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Sunrise believes the expectations reflected in such forward- looking statements are based on reasonable assumptions, there can be no assurances that its expectations will be realized. Sunrise’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, completion of the Company’s restatement of its historical financial statements; the length of time needed for Sunrise to complete the restatement and for Ernst & Young LLP to complete its audit procedures for any reason, including the detection of new errors or adjustments; the time required for the Company to prepare and file its 2006 Form 10-K, 2007 Form 10-K, Form 10-Q for the quarter ending March 31, 2008 and Form 10-Qs for the first three quarters of 2007 and for Ernst & Young to complete its work on its audits of the 2006 and 2007 financial statements and its reviews of the Form 10-Qs; any suspension of the Company’s stock from trading on the NYSE or delisting; the Company’s ability to remediate material weaknesses in internal controls over financial reporting; the outcome of the SEC’s investigation; the outcomes of pending putative class action and derivative litigation; the outcome of the lawsuit filed by the Company’s former CFO; the outcome of the Trinity OIG investigation and qui tam proceeding; the outcome of the IRS audit of the Company’s tax returns for the tax years ended December 31, 2005 and 2006, and employment tax returns for 2004, 2005 and 2006; the outcome of the exploration of strategic alternatives; the Company’s ability to comply with the terms of the amendment of its bank credit facility or to obtain a further extension of the period for providing the lenders with required financial information; development and construction risks and the Company’s ability to complete those projects currently under construction; acquisition risks; licensing risks; business conditions; competition; changes in interest rates; the Company’s ability to manage its expenses; market factors that could affect the value of the Company’s properties; the risks of downturns in general economic conditions; availability of financing for development and acquisitions; and other risks detailed in the Company’s latest annual report on Form 10-K filed with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Item 9.01. Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as amended

99.1	Press Release, dated March 18, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)
Date: March 18, 2008	By:	/s/ Richard J. Nadeau
Richard J. Nadeau
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as amended

99.1	March 18, 2008 Press Release